Exhibit 99.1

GrowGeneration To Announce Second Quarter 2021 Financial Results on Thursday, August 12, 2021

DENVER, July 27, 2021 /PRNewswire/ – GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced it will release its financial results for the second quarter ended June 30, 2021, on Thursday, August 12, 2021. The announcement will be followed by a live earnings conference call at 9:00 a.m. ET.

To participate in the call, please dial (888)-390-0546 (domestic) or (416) 764-8688 (international). The conference code is 94991680. This call is being webcast and can be accessed on the Investor Relations section of GrowGeneration website at: ir.growgeneration.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening centers. Currently, GrowGen has 58 stores, which include 21 locations in California, 8 locations in Colorado, 7 locations in Michigan, 5 locations in Maine, 5 locations in Oklahoma, 4 locations in Oregon, 2 locations in Nevada, 2 locations in Washington, 1 location in Arizona, 1 location in Rhode Island,1 location in Florida, and 1 location in Massachusetts. GrowGen also operates an online superstore for cultivators at growgeneration.com and B2B platform, www.agron.io. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers~~.~~

Company Inquiries:

GrowGeneration Corp.

610-216-0057

michael@growgeneration.com

Investor Contact:

John Evans

GrowGeneration

john.evans@growgeneration.com

415-309-0230